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                                                                   Exhibit 10(e)

                        AGREEMENT TO PURCHASE AND SELL

BATON ROUGE, LA                                         OCTOBER 16 , 1995
                                                                --

GDC HOLDINGS CORPORATION (PURCHASER) agrees to purchase and Kathleen J. Elnaggar, individually (as usufructuary) and as trustee of the Hameed Ahmed Elnaggar testamentary trust (as naked owner) (SELLER) agrees to sell the property at 822 Neosho Avenue, Baton Rouge, LA more particularly described in the attached "PROPERTY DESCRIPTION" including land and all improvements thereon, together with fences, outside TV antennas, all permanently installed and built-in appliances and fixtures (including attached electrical and plumbing fixtures, air conditioning window units, and bathroom mirrors).

The property will be purchased subject to title and zoning restrictions, servitude of record, and laws or ordinances for the sum of Nine Hundred Fifty Six Thousand Dollars ($956,000).

This purchase is conditioned upon the PURCHASER's being able to assume the existing note and first mortgage in the approximate amount of Five Hundred Fifty Six Thousand Dollars ($556,000). The balance of the purchase price will be paid in a purchase money note bearing interest at the annual rate of ten percent (10%) and amortized over twenty-four (24) months from the date of the Act of Sale. The purchase money note will be secured by a mortgage on the property, which will be subordinate to the lien of the City National Bank or a replacement lender (principal not to exceed City National Bank note principal and accrued interest at the date of the Act of Sale) and any lien or pledge of other existing creditors.

It is acknowledged that the property is subject to a collateral mortgage in favor of Louisiana Seed Capital Fund Limited Partnership (in the second position after the note and mortgage referred to in the preceding paragraph) in the face amount of Eight Hundred Thousand Dollars ($800,000), of which loan the PURCHASER is the maker and principal obligor. SELLER is not responsible for any part of this loan. This encumbrance does not affect merchantability of title insofar as it relates to this agreement.

Occupancy is to be granted at time of the Act of Sale, subject to the existing lease of the entire premises to GDC Enviro-Solutions, Inc.

All improvement liens and assessments of any kind bearing against the property at time of the Act of Sale are to be paid by the SELLER.

Real estate taxes and rentals are to be prorated to date of the Act of Sale. Security Deposits, keys, and rental agreements are to be transferred to PURCHASER at Act of Sale. All costs and fees for necessary SELLER'S certificates and SELLER's closing fees are to be paid by SELLER. Cost of survey and/or title insurance, if required or requested, is to be paid by PURCHASER.

Upon ratification of this agreement by the board of directors of PURCHASER, SELLER and PURCHASER will be bound by all of its terms and conditions, and PURCHASER becomes obligated to deposit immediately with SELLER's attorney One Thousand Dollars ($1,000) and failure to do so will be considered a breach of this agreement. This deposit is to be non-interest bearing and is to be placed in any federally insured banking or savings and loan institution without responsibility on the part of the attorney in case of failure or suspension of such institution.
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In the event the parties fail to execute the Act of Sale by the date specified herein or a dispute exists as to ownership or entitlement to the deposit or funds held in escrow, the attorney will abide by the Rules and Regulations set forth by the Louisiana Real Estate Commission governing such matters, which instruct the attorney to deposit the funds into the registry of any court of proper jurisdiction and venue.

SELLER must deliver to PURCHASER merchantable title; and SELLER's inability to deliver such title, within the time stipulated herein, will render this agreement null and void, reserving unto PURCHASER the right to demand the return of the deposit and to recover from SELLER actual costs incurred in processing of sale.

In the event SELLER fails to comply with this agreement for any reason other than inability to deliver a merchantable title, within the time specified, PURCHASER will have the right to demand specific performance or, at PURCHASER's option, to demand the return of its deposit in full plus and equal amount to be paid as penalty by SELLER. In either event, PURCHASER will have the right to recover any actual costs and fees (including reasonable attorney's fees) incurred as a result of the breach of this agreement.

In the event PURCHASER fails to comply with this agreement within the time specified, SELLER will have the right to demand specific performance or, at SELLER's option, to re-offer the property for sale and may declare the deposit ipso facto forfeited without formality beyond tender of title to PURCHASER. In either event SELLER will have the right to recover any actual costs and fees (including reasonable attorney's fees) incurred as a result of the breach of this agreement.

PURCHASER acknowledges that the price of the property was negotiated based upon the property's present condition. Accordingly, SELLER is not obligated to make repairs to the property and the PURCHASER has no right to demand any repairs, including repairs demanded by lender. SELLER is responsible for maintaining the property in substantially the same or better condition as it was when this agreement was fully executed.

The Act of Sale must take place within three (3) months of the completion of the proposed reorganization of PURCHASER with a public company. Should the said reorganization not take place by 12 September 1995, PURCHASER must be prepared to proceed with the Act of Sale; however, SELLER at its option may rescind this agreement and refund all deposits, without penalty to any party.

This agreement is dated this 16/th/day of October, 1995.

PURCHASER:                      SELLER:
GDC HOLDINGS CORPORATION
    /s/ HARRY C. CONGER             /s/ KATHLEEN J. ELNAGGAR
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Harry C. Conger, President      Kathleen J. Elnaggar, individually (as
                                usufructuary) and as trustee of the Hameed Ahmed
                                Elnaggar testamentary trust (as naked owner)